SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PUSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MICRO FOCUS INTERNATIONAL PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

The Lawn, 22-30 Old Bath Road
Newbury, Berkshire
RG14 1QN
United Kingdom
+44 (0) 1635-565-459
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-219678

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares* and American Depositary Shares, each representing one ordinary share, par value £0.10 per share, of Micro Focus International plc	New York Stock Exchange

* Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange. Each American Depositary Share represents the right to receive one ordinary share, par value £0.10 per share, of Micro Focus International plc, and has been registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

A description of the securities to be registered hereunder is set forth under the headings “Description of the Micro Focus American Depositary Shares,” “Description of Micro Focus Shares” and “Comparison of Rights of Micro Focus Shareholders and Micro Focus ADS Holders and HPE Stockholders” in the Registration Statement on Form F-4 of Micro Focus International plc (the “Registrant”), initially filed with the U.S. Securities and Exchange Commission on August 3, 2017 (File No. 333-219678), as it may be amended from time to time, including any form of prospectus contained therein subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2. Exhibits

Under “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:          August 15, 2017

Micro Focus International plc
By:	/s/ Mike Phillips
Name:	Mike Phillips
Title:	Chief Financial Officer